UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported): March 6, 2017

Welbilt, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37548	47-4625716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

            2227 Welbilt Boulevard, New Port Richey, Florida 34655
(Address of principal executive offices, including ZIP code)

(727) 375-7010
(Registrant’s telephone number, including area code)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2017, Welbilt, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) announcing the appointment of Brian R. Gamache to its Board of Directors (the “Board”), effective March 6, 2017. Committee assignments for Mr. Gamache had not yet been determined as of the filing of the Initial Form 8-K.

On April 28, 2017, the Board appointed Mr. Gamache to its Audit Committee and Compensation Committee, having determined that he satisfies all applicable requirements to serve on such Committees. In addition, the Board determined that Mr. Gamache qualifies as an audit committee financial expert for purposes of Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission.

In addition to the compensation outlined in the Initial Form 8-K, Mr. Gamache will receive $1,500 for each committee meeting he attends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WELBILT, INC.

Date: May 3, 2017	By:	/s/ Joel H. Horn
Joel H. Horn
Senior Vice President, General Counsel and Secretary

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